UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 28, 2007

Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement
     On December 21, 2007, Hutchinson Technology Incorporated (the “Company”) and its wholly-owned subsidiary Hutchinson Technology Asia, Inc. (“HTA” and collectively with the Company, “we”) entered into a second amended and restated loan agreement (the “Second Amended Loan Agreement”) with LaSalle Bank National Association (“LaSalle”). The Company had previously entered into a loan agreement with LaSalle on January 30, 2004, later amended on July 20, 2004, which provided an unsecured revolving loan and letter of credit facility of $10 million. On December 21, 2005, the Company amended and restated the loan agreement to establish a $50 million unsecured credit facility that provided for revolving loans and for letters of credit. On December 21, 2007, we amended and restated the loan agreement to permit borrowing by HTA, to permit borrowing in foreign-denominated currency up to a U.S. dollar equivalent of $10 million, and to extend the loan’s maturity date by two years to January 31, 2011, among other things.
     Borrowings under the Second Amended Loan Agreement will be made, at our election, at LaSalle’s prime rate or at LIBOR plus 1.00%, a reduction of one quarter of a percent on LIBOR-based loans from the rate under the December 2005 amended and restated loan agreement. The Second Amended Loan Agreement contains customary events of default, including a change in control of the Company or a default by the Company or HTA on other debt exceeding $10 million. If an event of default occurs, outstanding obligations may become immediately due and payable. Past due payments under the Second Amended Loan Agreement incur interest at LaSalle’s prime rate plus 2.00%.
     Financial covenants under the Second Amended Loan Agreement require that we satisfy certain ratios of total senior debt to EBITDA (as defined in the Second Amended Loan Agreement) and total debt to capitalization, as well as an interest coverage ratio. The Second Amended Loan Agreement also contains other covenants that, among other matters, restrict our ability to incur indebtedness, create certain liens, engage in certain mergers and acquisitions, sell assets or enter into certain capital leases, or redeem or repurchase stock or make certain payments, including cash dividends.
     The Company has cash management accounts at LaSalle, and LaSalle serves as trustee for the Company’s 3.25% Convertible Subordinated Notes due 2026 and 2.25% Convertible Subordinated Notes due 2010.
     The foregoing description of the Second Amended Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended Loan Agreement, a copy of which is filed as Exhibit 10 hereto and is incorporated by reference into this Item 1.01 of this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
10	Second Amended and Restated Loan Agreement, dated as of December 21, 2007, by and among Hutchinson Technology Incorporated, Hutchinson Technology Asia, Inc., and LaSalle Bank National Association

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: December 28, 2007	/s/ John A. Ingleman
John A. Ingleman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10	Second Amended and Restated Loan Agreement, dated as of December 21, 2007, by and among Hutchinson Technology Incorporated, Hutchinson Technology Asia, Inc., and LaSalle Bank National Association	Filed Electronically